Exhibit 23(j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the use in this Post-Effective Amendment No. 108 to Registration Statement No. 2-10415 on Form N-1A of our report dated January 21, 2005, relating to the financial statements of Federated Stock & Bond Fund, Inc. for the year ended November 30, 2004, and to the references made to our firm under the caption "Financial Highlights" in the Prospectus and "Independent
Registered Public Accounting Firm" in the Statement of Additional Information, both of which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 26, 2005